UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2015

OMEROS CORPORATION

(Exact name of registrant as specified in its charter)

Washington	001-34475	91-1663741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Elliott Avenue West

Seattle, Washington 98119

(Address of principal executive offices, including zip code)

(206) 676-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2015 Annual Meeting of Shareholders of Omeros Corporation, or Omeros, was held on May 22, 2015. Shareholders of record at the close of business on April 2, 2015 were entitled to vote up to 37,825,261 shares of common stock at the annual meeting. A total of 32,389,677 (85.63%) shares were represented at the annual meeting in person or by proxy. The following is a brief description of each matter voted upon at the annual meeting and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to each such matter:

(1) The election of the following two Class III directors, each to serve until the 2018 Annual Meeting of Shareholders or until his successor is duly elected and qualified or until his earlier death, resignation or removal:

	For	Withheld	Broker Non-Votes
Gregory A. Demopulos, M.D.	15,561,611	1,353,658	15,474,408
Leroy E. Hood, M.D., Ph.D.	14,996,847	1,918,422	15,474,408

(2) The ratification of the appointment of Ernst & Young LLP as Omeros’ independent registered public accounting firm for the fiscal year ending December 31, 2015.

For	Against	Abstain	Broker Non-Votes
32,223,954	147,562	18,161	0

Item 8.01	Other Events.

On May 22, 2015, Omeros issued a press release announcing that the European Medicines Agency’s Committee for Medicinal Products for Human Use had adopted a positive opinion for Omeros’ drug product Omidria® (phenylephrine and ketorolac injection) 1%/0.3%. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release dated May 22, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEROS CORPORATION

By:	/s/ Gregory A. Demopulos
Gregory A. Demopulos, M.D.
President, Chief Executive Officer and
Chairman of the Board of Directors

Date: May 28, 2015

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated May 22, 2015